                           MASTER ADMINISTRATOR REPORT

            ---------------------------------------------------------

                              NAFCO AUTO TRUST - 2

                   For the February 22, 1999 Distribution Date

                 For the period beginning on January 1, 1999 and
                  ending on January 31, 1999 (the "Due Period")

           -----------------------------------------------------------

         The undersigned, a duly authorized officer of NYLIFE SFD Holding Inc., as Master Administrator (the "Master Administrator"), pursuant to Section 5.11 of the Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1995, by and among Auto Funding II, L.P., as Seller, the Master Administrator, American Lenders Facilities Inc., as Servicer and Bankers Trust Company, as Trustee, does hereby certify as follows:

         1. Capitalized terms used in this Master Administrator Report and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         2. NYLIFE SFD Holding Inc. is, as of the date hereof, the Master Administrator under the Pooling and Servicing Agreement.

         3.       The undersigned is an Officer of the Master Administrator.

         4.       The date of this Report is February 18, 1999.

         5.       POOL FACTOR.

                  (a)      The Pool Factor with respect to
                             January 1, 1999 was..........................................      .09092833
                                                                                           --------------

                  (b)      The Pool Factor with respect to
                             January 31, 1999 was ........................................      .00000000
                                                                                           --------------

                  6.       INVESTOR AND SELLER CERTIFICATE PRINCIPAL BALANCE
                           (BEGINNING OF DUE PERIOD).

                  (a)      The Investor Certificate Principal Balance as of
                           January 1, 1999 (after giving effect to the
                           disbursements in reduction of principal, if any, on
                           the immediately preceding
                             Distribution Date) was....................................... $ 3,382,806.56
                                                                                           --------------


                                       1

                  (b)      The Seller Certificate Principal Balance as of
                           January 1, 1999 (after giving effect to the
                           disbursements in reduction of principal, if any, on
                           the immediately preceding Distribution
                            Date) was..................................................... $   398,324.12
                                                                                           --------------

         7.       OCCURRENCE OF A REQUIRED RESERVE EVENT

                  (a)      The Delinquency Ratio is.......................................         *18.81%
                                                                                           --------------

                  (b)      The Three Month Delinquency Ratio is...........................         *17.67%
                                                                                           --------------

                  (c)      The Gross Loss Ratio is........................................           8.94%
                                                                                           --------------

                  (d)      The Three Month Gross Loss Ratio is............................           9.28%
                                                                                           --------------

                  (e)      The percentage of eligible claims on the ALPI policy
                           not paid in a timely manner
                           is(*)..........................................................         *16.93%
                                                                                           --------------

                  (f)      The Required Reserve Percentage is.............................          10.00%
                                                                                           --------------

                  (g)      *Indicates which Required Reserve Event has occured.

                  SEE ANNEX C.1 FOR RATIO CALCULATIONS

(*) The percentage of claims on the ALPI policy not paid in a timely manner includes $154,822.71 of claims which are currently in dispute. Such disputed claims represent 9.20% of all eligible claims.

         8.       AGGREGATE MONTHLY SERVICING FEE.

                  (a)      The Monthly Servicing Fee owing
                           to the Servicer on the related
                             Distribution Date is ........................................ $    38,958.81
                                                                                           --------------

                  (b)      The amount of accrued and unpaid
                           Monthly Servicing Fees in respect of
                             prior Due Periods is ........................................ $     -0-
                                                                                           --------------

                  (c)      The total Monthly Servicing Fee paid or payable to
                           the Servicer in respect
                             of such Due Period [a+b] is.................................. $    38,958.81
                                                                                           --------------


                                       2

         9.       AGGREGATE MONTHLY SUBROGATION AMOUNT.

                  (a)      The Monthly Subrogation Amount
                           owing on the related Distribution
                             Date is...................................................... $     -0-
                                                                                           --------------

                  (b)      The amount of accrued and unpaid Monthly Subrogation
                           Amount in respect of prior
                             Due Periods is .............................................. $     -0-
                                                                                           --------------

                  (c)      The total Monthly Subrogation Amount paid or payable
                           to the Master Administrator
                            in respect of such Due Period [a+b] is ....................... $     -0-
                                                                                           --------------

         10.      AGGREGATE MONTHLY ADMINISTRATOR FEE.

                  (a)      The Monthly Administrator Fee owing
                             on the related Distribution Date is ......................... $     4,507.90
                                                                                           --------------

                  (b)      The amount of accrued and unpaid
                           Monthly Administrator Fees in respect
                           of prior Due Periods is........................................ $     -0-
                                                                                           --------------
                  (c)      The total Monthly Administrator Fee
                           paid or payable to the Master Administrator
                             in respect of such Due Period [a+b] is ...................... $     4,507.90
                                                                                           --------------

         11.      THE CASH RESERVE ACCOUNT.

                  (a)      The Insurance Reserve Amount/The Insurance
                           Deductible

                           (i)      The Insurance Reserve Amount as
                                    of the first day of the Due Period.................... $      0
                                                                                           --------------
                           (ii)     The aggregate amount to be (deposited)/
                                    withdrawn from the Insurance Reserve,
                                    Amount deposited/(withdrawn) into the
                                    Collection Account and applied
                                    against the aggregate amount of
                                    the Insurance Deductible.............................. $    32,373.14
                                                                                           --------------
                           (iii)    Additional Insurance Deductible
                                    deposited by the Seller into the Cash
                                    Reserve Account....................................... $      0
                                                                                           --------------

                           (iv)     The Insurance Reserve Amount as of
                                    the end of the Due Period


                                       3

                                    is.................................................... $    32,373.14
                                                                                           --------------

                  (b)      The Available Cash Reserve Amount

                           (i)      The Required Cash Reserve Amount
                                    (assuming all withdrawals or deposits to
                                    be made with respect to the current
                                    Distribution Date are made) is........................ $   338,280.66
                                                                                           --------------

                           (ii)     The Available Cash Reserve Amount
                                    available for deposit to the Collection
                                    Account on the related Deposit Date
                                    (prior to any withdrawals or deposits
                                    to be made with respect to the current
                                    Distribution Date are made) is........................ $   288,839.09
                                                                                           --------------

                           (iii)    The amount to be deposited to (withdrawn
                                    from) the Available Cash Reserve Amount with
                                    respect to the
                                    current Distribution Date is.......................... $     -0-
                                                                                           --------------

                           (iv)     The Available Cash Reserve Amount
                                    available for deposit to the Collection
                                    Account on the related Deposit Date
                                    (after any withdrawals or deposits to be
                                    made with respect to the current
                                    Distribution Date are made) is........................ $   288,839.09
                                                                                           --------------

                  (c)      The total Cash Reserve Account as of the end of the
                           Due Period (after giving effect to the deposits and
                           withdrawals in (a) and
                           (b) above) is.................................................. $   321,212.23
                                                                                           --------------

         12.      AVAILABLE FUNDS.

                  (a)      The amount of Available Funds with
                           respect to the related Due Period was.......................... $ 3,773,752.05
                                                                                           --------------

                  (b)      The amount of Available Funds with respect to the
                           immediately preceding Due Period that were retained
                           in the Collection Account was.................................. $      0
                                                                                           --------------


                                       4

                  (c)      Interest earned on and retained in the
                           Collection Account for the Due Period
                           and interest earned on the Cash Reserve
                           Account and transferred to the Collection
                           Account for the Due Period on the
                           related Deposit Date was....................................... $     4,507.90
                                                                                           --------------

                  (d)      Total distributable funds with respect
                             to the related Due Period [a+b+c] was ....................... $ 3,778,259.95
                                                                                           --------------

                  (e)      The amount of Available Funds used to purchase
                           additional Auto Loans during
                             the related Due Period was................................... $     -0-
                                                                                           --------------

                  (f)      The amount of Available Funds and interest earned on
                           the Collection Account remaining after the purchase
                           of additional Auto Loans with respect
                             to the related Due Period [d-e] is .......................... $ 3,778,259.95
                                                                                           --------------

         13.      DISBURSEMENTS TO BE MADE ON THE RELATED DISTRIBUTION DATE.
                           The Certificate Rate is 7.00%.

                  (a)      The amount of the aggregate Monthly
                           Servicing Fee to be paid to the Servicer
                           on such Distribution Date is................................... $    38,958.81
                                                                                           --------------

                  (b)      The amount of the aggregate Monthly Subrogation
                           Amount to be paid to the Master Administrator on such
                           Distribution date is........................................... $     -0-
                                                                                           --------------

                  (c)      The amount of the Monthly Administrator
                           Fee to be paid to the Master Administrator
                           on such Distribution Date is................................... $     4,507.90
                                                                                           --------------

                  (d)      The amount of the aggregate distribution to be made
                           on such Distribution Date which constitutes interest
                           on the Investor Certificates at the Certificate Rate,
                             including any Shortfall so allocable is ..................... $    19,733.04
                                                                                           --------------

                  (e)      The amount of the aggregate distribution to be made
                           on such Distribution Date which constitutes payments
                           in reduction of principal with respect
                            to the Investor Certificates is .............................. $   308,784.93
                                                                                           --------------

                  (e) (1)   Final principal payment to the Investor
                            Certificateholders pursuant to the purchase


                                       5

                           of auto loans by the Master Administrator...................... $ 3,074.021.63
                                                                                           --------------


                                       6

                  (f)      The total amount of the distribution
                           to be made on such Distribution Date
                             to the Investor Certificateholders [d+e] is.................. $ 3,402,539.60
                                                                                           --------------

                  (g)      The amount of the aggregate distribution to be made
                           on such Distribution Date which constitutes interest
                           on the Seller Certificate at the Certificate Rate is........... $     2,323.56
                                                                                           --------------

                  (h)      The amount of the aggregate distribution to be made
                           on such Distribution Date which constitutes a
                           reduction of principal with respect to the Seller
                           Certificate is................................................. $    56,766.16
                                                                                           --------------

                  (i)      The amount to be deposited (withdrawn) to
                             the Cash Reserve Account is.................................. $     -0-
                                                                                           --------------

                  (j)      The amount to be retained in the
                           Collection Account with respect to
                             the Partial Payment Amount is ............................... $      0
                                                                                           --------------

                  (k)      The amount to be disbursed to the
                           Seller Certificateholder (other than the
                             amounts referred to in (g) and (h)) is ...................... $   273,163.92
                                                                                           --------------

                  (l)      The total amount of the
                           distribution to be made to the
                           Seller Certificateholders [g+h+k] is .......................... $   332,253.64
                                                                                           --------------

         14. INVESTOR AND SELLER CERTIFICATE PRINCIPAL BALANCE (END OF DUE
PERIOD).

                  (a)      The Investor Certificate Principal Balance as of
                           January 31, 1999 (after giving effect to the
                           disbursements in reduction of principal, if any, on
                           the immediately preceding Distribution Date) was............... $      0
                                                                                           --------------

                  (b)      The Seller Certificate Principal Balance as of
                           January 31, 1999 (after giving effect to the
                           disbursements in reduction of principal, if any, on
                           the related Distribution Date) was.............................. $  341,557.96
                                                                                           --------------

         15.      EVENTS OF ADMINISTRATOR TERMINATION.
                  No event has occurred and is continuing which constitutes an Event of Administrator Termination or would constitute an Event of Administrator Termination but for the requirement that notice be given or time elapse or both [except as disclosed on the attached Annex A].

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 18th day of February 1999.


                             NYLIFE SFD Holding INC.
                               as Master Administrator


                             By:  /s/ Scott Drath
                                ---------------------
                                Name:  Scott Drath
                                Title: Vice President

                                    ANNEX A
                                       TO
                          MASTER ADMINISTRATOR REPORT
                            DATED February 18, 1999

                   EVENT OF MASTER ADMINISTRATOR TERMINATION

                                      None

                                     ANNEX B
                                       TO
                           MASTER ADMINISTRATOR REPORT
                             DATED February 18, 1999

         In addition to the information required by items 4-16 of the Master Administrator Report the following information is to be included in the report delivered to Investor Certificateholders pursuant to Section 7.05 of the Pooling and Servicing Agreement:

    1.       AGGREGATE PRINCIPAL BALANCE OF PERFORMING ACTIVE LOANS.

             As of January 31, 1999 [the close of business on the last day of the Due Period]

                      Number of Days      Number of                Aggregate Principal
                        Delinquent        Auto Loans              Balance of Auto Loans
                        ----------        ----------              ---------------------
                      current (0-29)          784                     $  2,865,428
                           30 - 59             71                          323,011
                           60 - 89             18                           67,767
                           90 - 119            13                           64,722
                          120 - 179            19                           94,652
                          180 and over          0                            - 0 -
                                            -----                     ------------
                      Totals:                 905                     $  3,415,580
                                            =====                     ------------

              Aggregate Principal Balance of Defaulted
              Auto Loans at January 31, 1999                             3,090,279
                                                                      ------------

    2. TOTAL AMOUNTS COLLECTED DURING THE DUE PERIOD AND DEPOSITED INTO THE COLLECTION ACCOUNT.

             (a)      The total amount of Payments collected
                      on the Auto Loans and deposited into the
                      Collection Account for the Due Period was........... $ 3,747,220.34
                                                                           ---------------

             (b)      The total amount of Recoveries on
                      Defaulted Auto Loans collected on the
                      Auto Loans and deposited into the
                      Collection Account for the Due Period was........... $    58,904.85
                                                                           ----------------

             (c)      The total amounts collected on the Auto Loans and
                      deposited into the Collection
                      Account for the Due Period was [a+b]................ $ 3,806,125.19
                                                                            --------------

    3.       DEFAULTED AUTO LOANS.

             Auto Loans that became Defaulted Auto Loans during the Due Period:

                      Number of                  Aggregate Principal
                      Auto Loans                Balance of Auto Loans
                      ----------                ---------------------
                           8                          $35,301.88

    4. THE INFORMATION SPECIFIED IN ITEM 13(D) THROUGH (F) STATED ON THE BASIS OF $1,000 INITIAL PRINCIPAL AMOUNT.

                      The Certificate Rate is 7%.

             (a)  The amount of the aggregate distribution to be made on such
                  Distribution Date which constitutes interest on the Investor
                  Certificates at the Certificate Rate, including any Shortfall so allocable stated on the basis of
                    $1,000 Initial Principal Amount is ................................$     0.530415
                                                                                        -------------

             (b)  The amount of the aggregate distribution to be made on such
                  Distribution Date which constitutes payments in reduction of principal with respect to the Investor Certificate on the
                    basis of $1,000 Initial Principal Amount is .......................$    90.928327
                                                                                        -------------

             (c)  The total amount of the distribution to be made on such
                  Distribution Date to the Investor Certificateholders on the
                  basis of $1,000
                    Initial Principal Amount is .......................................$    91.458742
                                                                                        -------------

                                     ANNEX C
                                       TO
                           MASTER ADMINISTRATOR REPORT
                             DATED February 18, 1999

             Calculation of Required Cash Reserve Amount as of the February 22, 1999 Distribution Date.

         (i)      The Investor Certificate Principal Balance equals
                  $3,382,806.56.

         (ii)     Required Reserve Percentage equals 10%.

         (iii) The Required Cash Reserve Amount equals (the product of (i) and (ii)) $338,280.66.

         For purposes of this Annex C, the following term shall have the following meaning:

"REQUIRED RESERVE PERCENTAGE" MEANS:

         (a) for any Payment Date on which there is not an uncured Reserve Requirement Event, 5%;

         (b) if the Three-Month Delinquency Ratio for any Due Period exceeds 4% (a "Three Month Delinquency Test"), the Required Reserve Percentage on each succeeding Payment Date shall be 10%; provided, however, that if, for any Due Period following the third Due Period following the occurrence of a Three Month Delinquency Test, the Three Month Delinquency Ratio is less than 4% (a "Three Month Delinquency Cure"), the provisions of this clause (b) shall no longer apply until another Three Month Delinquency Test occurs:

         (c) if the Delinquency Ratio for any Due Period exceeds 6% (a "Delinquency Test"), the Required Reserve Percentage on each succeeding Payment Date shall be 10%; provided, however, that if, for any Due Period following the third Due Period following the occurrence of the less than 6% (a "Delinquency Cure"), the provisions of this clause (c) shall no longer apply until another Delinquency Test occurs;

         (d) if the Gross Loss Ratio for any Due Period exceeds 18% (a "Loss Test"), the Required Reserve Percentage on each succeeding Payment Date shall be 10%; provided, however, that if, for any Due Period following the third Due Period following the occurrence of the Loss Test, the Three Month Gross Ratio is less than 18% (a "Loss Cure"), the provisions of this clause (d) shall no longer apply until another Test occurs;

         (e) if the Three-Month Gross Loss Ratio for any Due Period exceeds 14.5% (a "Three Month Loss Test"), the Required Reserve Percentage on each succeeding Payment Date shall be 10%; provided however, that if, for any Due Period following the occurrence of a Three Month Loss Test, the Three Month Gross Loss Ratio is less than 14.5% (a "Three Month Loss Cure"), the provisions of this clause (e) shall no longer apply until another Three Month Loss Test occurs; and

         (f) if 20% of more of eligible claims of the Auto Loans Protection Policy are not paid by the Insurance Companies within the time specified therein, the Required Reserve Percentage on each succeeding Payment Date shall be 10% as of the close of business on the last day of the preceding Due Period.

                                    ANNEX C.1


                                                                          Ratios
                                                                          ------
1.  Delinquency Ratio:

    January Principal Balance 60+ days (net)  =       1,223,594.74   =    18.81%
    ----------------------------------------         -------------
    January Aggregate Principal Balance               6,505,858.39


2.  Three Month Delinquency Ratio:

    Sum of November - January Principal Balances
             Balances 60+ days (net)          =       3,632,910.93   =    17.67%
    ----------------------------------------         -------------
    Sum of November - January Principal Balances     20,563,245.54


3.  Gross Loss Ratio:

    Twelve times the:
      January Principal Balance of Defaulted
          Auto Loans repossessed              =          48,483.39   =     8.94%
    ----------------------------------------         -------------
    January Aggregate Principal Balance               5,505,858.39


4.  Three month Gross Loss Ratio:

      Twelve times the:
    Sum of November - January Principal Balances
       of Defaulted Auto Loans repossessed    =         159,104.16   =     9.28%
    ----------------------------------------         -------------
    Sum of November - January Principal Balances     20,563,245.54


5.  ALPI Claims Payment Test:

        Aggregate Principal Balance of
    ALPI Claims not paid within timeframe     =         284,993.73   =    16.93%
    ----------------------------------------         -------------
     Principal Balance of Eligible Claims             1,683,449.10